THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Laguna Niguel, California
Amount: CAN $746,912 November 13, 2007

SUBORDINATED PROMISSORY NOTE

For value received, **EnActen Corporation**, a Wyoming (US) corporation ("*Borrower*"), promises to pay **Ethan Marcus Corporation**, an Alberta corporation (the "*Lender*") the principal sum of Seven Hundred Forty Six Thousand Nine Hundred Twelve Canadian Dollars ($746,912 (CAN)) with simple interest on the outstanding principal amount at the rate of ten percent (10%) per annum.

1. Outstanding principal on this Subordinated Promissory Note (this "*Note*") shall be due and payable on November 13, 2008 (the "*Maturity Date*") provided, however, that the principal amount of the Note may be prepaid in whole or in part at any time without penalty. Payments of interest shall be made every quarter in arrears on the last day of each quarterly period commencing [January ___, 2008].

2. All payments of principal shall be in lawful money of the Canada at the principal office of the Borrower, or at such other place as the holder hereof may from time to time designate in writing to the Borrower.

3. This Note is issued pursuant to that certain Stock Purchase Agreement of even date herewith, between EnActen Corporation, Alentus Corporation, Ethan Marcus Corporation and Jonathan Ritter, and is subject to the provisions thereof. If any dispute arises between the terms of the Stock Purchase Agreement and the terms of this Note, the terms of the Stock Purchase Agreement shall prevail.

4. This principal amount of this Note shall be subject to set-off by Buyer pursuant to Section 2.3 of the Stock Purchase Agreement.

5. This Note is non-transferable.

6. The Lender agrees that all payments on account of the principal indebtedness under this Note (the "*Subordinated Indebtedness*") shall be subordinate and subject in right of payment, to the extent and in the manner set forth herein and in the Subordination Agreement of even date herewith between the Lender and Stillwater Asset-Backed Fund, L.P., a Delaware limited partnership

("Stillwater"), to the prior payment in full in cash or cash equivalents of the Senior Indebtedness outstanding. As used herein, "*Senior Indebtedness*" shall mean indebtedness under the terms of the Credit Agreement of even date herewith between Borrower and Stillwater.

7. Any default by the Borrower in the provisions of the Credit Agreement referred to in section 6. above shall be a default under this Note. Any default under this Note, including in the payment of any of the interest or principal payable to the Lender hereunder shall entitle to the Borrower to make written demand for repayment of all amounts owing under this Note whereupon the remaining principal and any unpaid interest due to the Lender under this Note shall be immediately due and payable without further demand.

8. Any amendment hereto or waiver of any provision hereof may be made only with the written consent of the Borrower and the Lender.

9. The Borrower and the Lender intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Borrower's and the Lender's express intention that the Borrower not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Lender to the Borrower), and the provisions hereof shall immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

10. This Note is made in accordance with and shall be construed under the laws of the State of California, other than the conflicts of law principles thereof.

The Borrower hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other formality.

ENACTEN CORPORATION, a Wyoming (US) corporation

[signature]

Name: Bill King
Title: Chief Executive Officer